Exhibit 17(a)

PORTMAN RIDGE FINANCE CORPORATION

ATTN: SECRETARY

650 MADISON AVENUE

NEW YORK, NY 10022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PTMN2020SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

RECEIVING FUTURE PROXY MATERIALS VIA E-MAIL

If you would like to reduce the costs incurred by our company in sending proxy materials by mail, you can consent to receiving all future proxy statements, proxy cards and annual reports via e-mail. To sign up for e-mail delivery, please follow the instructions above under “Vote by Internet” and, when prompted, indicate that you agree to receive materials via e-mail in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D23176-S09111	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PORTMAN RIDGE FINANCE CORPORATION

The Board of Directors recommends you vote FOR proposals 1 and 2.	For	Against	Abstain

1.

To approve the issuance of shares of Common Stock to be issued pursuant to the Agreement and Plan of Merger, dated as of June 24, 2020, by and among the Company, Citadel Acquisition Sub Inc., Garrison Capital Inc. and Sierra Crest Investment Management LLC.

	☐	☐	☐

2.

To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes at the time of the Special Meeting to approve proposal 1.

	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Stockholders, Joint Proxy Statement/Prospectus and Proxy Card

are available at www.proxyvote.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

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D23177-S09111

PORTMAN RIDGE FINANCE CORPORATION Special Meeting of Shareholders October 19, 2020 10:00 AM, EDT This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Edward U. Gilpin and Andrew Devine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PORTMAN RIDGE FINANCE CORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held virtually at 10:00 AM, EDT on October 19, 2020, at the following website www.virtualshareholdermeeting.com/PTMN2020SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side